Exhibit 99.2

Jerrick Media Holdings, Inc.

Pro Forma Consolidated Balance Sheet

As of December 31, 2015

	Jerrick Media Holdings, Inc.
	(Great Plains Holdings, Inc.) As of	Jerrick Ventures, Inc. As of	Consolidated As of			Consolidated As of
	December	December	December	Proforma AJEs		December
	31, 2015	31, 2015	31, 2015	DR (CR)	#	31, 2015
	(unaudited)	(unaudited)	(unaudited)			(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$573,572	$438,629	$1,012,201	(570,946)	1,3	$441,255
Accounts receivable	125	-	125	(125)	1	-
Assets held for discontinued operations	214	-	214	(214)	1	-
Total Current Assets	573,911	438,629	1,012,540	(571,285)		441,255

Non-current Assets:
Restricted cash	-	-	-			-
Property, plant and equipment, at cost, net	391,712	70,506	462,218	(391,712)	1	70,506
Goodwill	72,105	-	72,105	(72,105)	1	-
Land	-	17,000	17,000			17,000
Minority investment in business	-	83,333	83,333			83,333
Total Other Assets	463,817	170,839	634,656	(463,817)		170,839
Total Assets	$1,037,728	$609,468	$1,647,196	$(1,035,102)		$612,094

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,330	$678,955	$680,285	(1,330)	1	678,955
Accrued dividends	-	81,936	81,936			81,936
Capital lease payable	-	6,619	6,619	-		6,619
Refundable liabilities	1,350		1,350	(1,350)	1	-
Line of credit	-	202,422	202,422			202,422
Liabilities held for discontinued operations	2	-	2	(2)	1	-
Total liabilities	2,682	969,932	972,614	(2,682)		969,932

Total Liabilities	2,682	969,932	972,614	(2,682)		969,932

Commitments and contingencies

Equity:
Series A Preferred Stock	10	33	43	(10)	2	33
Series B Preferred Stock	10	7	17	(10)	2	7
Series D preferred stock	-	-	-	2,013	2	2,013
Common stock	1,514	2,850	4,364	1,400	1,3	5,764
Additional paid-in capital	2,068,390	5,345,485	7,413,875	(2,070,691)	2	5,343,184
Accumulated other comprehensive loss	-	-	-	-		-
Accumulated deficit	(1,034,878)	(5,708,839)	(6,743,717)	1,034,878	1,2	(5,708,839)
Total Equity	1,035,046	(360,464)	674,582	(1,032,420)		(357,838)
Total Liabilities and Equity	$1,037,728	$609,468	$1,647,196	$(1,035,102)		$612,094

Jerrick Media Holdings, Inc.

Pro Form Consolidated Statement of Operations

For the Year Ended December 31, 2015

	Jerrick Media Holdings, Inc.
	(Great Plains Holdings, Inc.)	Jerrick Ventures, Inc.	Year Ended
	For the Year Ended	12 Months Ended	31-Dec-15 Proforma	Proforma AJEs		Proforma
	31-Dec-15	31-Dec-15	Consolidation	DR (CR)	#	Consolidation
	(unaudited)	(unaudited)	(unaudited)			(unaudited)
REVENUES
Revenue	$58,253	$767,527	$825,780	-		825,780
Cost of revenue	-	(183,528)	(183,528)	-		(183,528)
Total Revenues	58,253	583,999	642,252			642,252

OPERATING EXPENSES:
Selling, general and administrative expenses	321,504	3,435,042	3,756,546	-		3,756,546
Impairment loss on investment	17,788	-	17,788	-		17,788

Total Operating Expenses	339,292	3,435,042	3,774,334	-		3,774,334

Operating Loss	(281,039)	(2,851,043)	(3,132,082)	-		(3,132,082)

Other Non-operating expenses
Interest and other income	1,393	-	1,393
Interest expense	(76,913)	(488,725)	(565,638)			(565,638)
	(75,520)	(488,725)	(564,245)	-		(564,245)

Income Tax Provision	-	-	-	-

Net loss from continuing operations	(356,559)	(3,339,768)	(3,696,327)	-		(3,696,327)

Income from discontinued operations	13,620	-	13,620			13,620

Net loss	(342,939)	(3,339,768)	(3,682,707)	-		(3,682,707)

Loss per share	$(0.23)	$(0.12)		$-		$(0.12)

Weighted average shares - Basic & diluted	1,505,926	28,500,000		1,400,085		31,406,011

JERRICK MEDIA HOLDINGS, INC.
Notes to Unaudited Pro Forma Consolidated Statements of Operations

1.	Basis of Presentation

The following unaudited pro forma consolidated financial statements of Jerrick Media Holdings, Inc., (formerly known as Great Plains Holdings, Inc. - the “Company”) and Jerrick Ventures, Inc. (“Jerrick”) are provided to assist you in your analysis of the financial aspects of the consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 combined the historical statements of operations of the Company for the year ended December 31, 2015 with the fiscal year end historical statements of operations of Jerrick for the year ended December 31, 2106. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company and Jerrick as of December 31, 2015.

The pro forma is presented as if the below transaction was accounted for as a reverse acquisition. Jerrick is deemed the accounting acquirer while the Company remains the legal acquirer.

2.	The Transaction

On February 5, 2016, the Company, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick, a privately-held Nevada corporation headquartered in New Jersey, entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). The transaction (the “Closing”) took place on February 5, 2016 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of the Company’s common stock. GTPH shall assume 33,414.89 shares of Jerrick’s Series A Convertible Preferred Stock (the “Series A Preferred”) and 8,063.33 shares of Series B Convertible Preferred Stock (the “Series B Preferred”) and file the appropriate certificates of designation to reflect the rights, preferences and privileges of the Jerrick’s Series A Preferred and Series B Preferred. Jerrick shareholders that hold either Series A Preferred or Series B Preferred will be able to exchange such shares for the equivalent in GTPH on a one for one basis. Additionally, GTPH shall assume 12,391,667 outstanding common stock purchase warrants of Jerrick such that each Jerrick shareholder that holds a warrant to purchase shares of Jerrick common stock will by virtue of the Merger, be able to purchase the equivalent number of shares of GTPH Common Stock under the same terms and conditions.

In connection with the Merger, on February 5, 2016, the Company and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from the Company (i) all of the Company’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of the Company’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of the Parent Company’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of the Company existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

On February 5, 2016 and in conjunction with the Merger, the Company entered into a Share Exchange Agreement with Kent Campbell, Denis Espinoza and Sarah Campbell (the “Exchange Agreement”). Pursuant to the Exchange Agreement, (i) Kent Campbell cancelled 363,636 shares of the Company’s common stock, 6,000 shares of the Company’s Series A Preferred Stock and 10,000 shares of the Company’s Series B Preferred Stock in exchange for 1,648,881 shares of the Company’s Series D Preferred Stock, (ii) Denis Espinoza cancelled 58,951 shares of the Company’s common stock and 4,000 shares of the Company’s Series A Preferred Stock in exchange for 265,676 shares of the Company’s Series D Preferred Stock, and (iii) Sarah Campbell cancelled 21,818 shares of the Company’s common stock in exchange for 98,933 shares of the Company’s Series D Preferred Stock.

In addition, on February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s common stock, par value $0.001 per share, for an aggregate purchase price of $2,626.30.

3.	Pro-forma Adjustments

The pro-forma financial statements give effect to the following transactions as if they had occurred on the first day of the periods presented:

1.	Spin off and cancellation of common shares of the Company operations in accordance with the Spin-off Agreement.

2.	Conversion of common stock, Preferred A and Preferred B shares into shares of Preferred D shares in connection with the Share Exchange Agreement described above.

3.	Sale and issuance of 2,626,308 shares of the Company’s common stock for proceeds of $2,626.30.

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